EXHIBIT 10.2

                   EXTENSION AND MODIFICATION OF LEASE BETWEEN
               THE ESTATE OF JAMES CAMPBELL ("LANDLORD") AND FRESH
                 AMERICA CORPORATION F/K/A GOURMET PACKING, INC.
                       ("TENANT"), COVERING APPROXIMATELY
                         104,948 SQUARE FEET LOCATED AT
               1049 AVENUE H EAST, ARLINGTON, TEXAS (THE "LEASE")

        In consideration of the covenants contained within this extension and modification of lease, the Lease is hereby extended and modified as follow:

                              I. TERM OF EXTENSION

        Pursuant to pararaph four of the addendum to the Lease, the term of the extension shall be for a period of 60 months, commencing April 1, 1996, and terminating March 31, 2001 (the "Extended Term"), unless terminated earlier pursuant to the terms of the Lease.

                          II. MODIFICATION OF BASE RENT

        The monthly Base Rent payable by Tenant to Landlord pursuant to paragraph 3(a) of the Lease during the remainder of the primary term shall be modified to the sum of $23,739.38, commencing January 1, 1996, and continuing through the remainder of the primary term. The above monthly Base Rent sum assumes that Landlord reimburses Tenant for the entire $450,000.00 tenant improvement allowance discussed below. In the event that the actual tenant improvement allowance paid by Landlord to Tenant is less than $450,000.00, then, in such event, the monthly Base Rent shall be adjusted based upon the actual tenant improvement allowance paid by Landlord to Tenant, adjusted upward to the next $1000.00 amount, as indicated on the attached exhibit "A", which is hereby incorporated into this extension and modification of lease for all intents and purposes as if fully set forth at length verbatim. In no event, however, shall the monthly Base Rent during he remainder of the primary term be less than $20,552.32. In the event that the actual tenant improvement allowance paid by Landlord to Tenant is less than $450,000.00, Landord and Tenant agree to enter into a written verification of monthly Base Rent agreement upon comletion by Tenant of the improvements to the Premises.

                     III. MONTHLY RENT DURING EXTENDED TERM

        The monthly Base Rent payable by Tenant to Landlord pursuant to paragraph 3(a) of the Lease during he Extended Term shall be the sum of $23,739.38, assuming that Landlord reimburses Tenant for the entire $450,000.00 tenant improvement allowance as described below. In the event that the actual tenant improvement allowance paid by Landlord to Tenant is less than $450,000.00, then the montly Base Rent during he Extended Term shall be adjusted as described in the preceding paragraph. In no event, however, shall the monthly Base Rent during the Extended Term be less than $20,552.32. In the event that the actual tenant improvement allowance paid by Landlord to Tenant is less than $450,000.00, Landlord and Tenant agree to enter into a wirtten verification of monthly Base Rent agreement upon completion by Tenant of the improvements to the Premises.

                      IV. ALLOWANCE FOR TENANT IMPROVEMENTS

        As consideration for this extension and modification of lease, Landlord agrees to reimburse Tenant up to the sum of $450,000.00 for Tenant's direct and reasonable expenses improvements shall include, but not be limited to, the following:

        a)  replacement of all carpet in offices,
        b)  painting of offices,
        c)  truck court expansion and repair,
        d)  electrical upgrade,
        e)  HVAC repairs and upgrades throughout the Building, and
        f)  installation of new cooler equipment.

All such improvements, to be done by or at the direction of Tenant, and the payment of this allowance by Landlord, shall be governed by the attached axhibit "B", which is hereby incorporated into this extension and modification of lease for all intents and purposes as if fully set forth at lenght verbatim.

                       V. INSTALLATION OF COOLER EQUIPMENT

        As a material inducement to Landlord to enter into this extension and modification of lease, Tenant agrees to remove the existing cooler equipment owned by Landlord and presently located upon the Premises, and replace said existing cooler equipment with new cooler equipment to be acquired by Tenant. Said new cooler equipment shall, at a minimum, be equal in size, capacity, performance, and quality of construction as the existing cooler equipment presently located upon the Premises. Tenant's installation of the new cooler equipment shall be more particularly governed by the terms of the attached exhibit "B", which is hereby incorporated into this extension and modificaton of lease for all intents and purposes as if fully set forth at length verbatim.

                                   VI. REPAIR

        Landlord acknowledges that Tenant has asserted that the roof and ceiling tiles of the Premises have been damaged due to leaks in the roof area, and Landlord agrees to promptly inspect the roof and ceiling and repair such damage, if any, as required under the terms of the Lease.

                           VII. RATIFICATION OF LEASE

        Except as otherwise specifically amended by this extension and modification of lease, the terms and provisons contained within this extension and modification of lease shall in no manner impair, limit, restrict, or otherwise affect the obligations of the parties as contained within the Lease. Except as expressly modified by this extension and modification of lease, the Lease is hereby ratified and approved. In the event of conflict between the terms of the Lease and this extension and modification of lease, the terms of this extension and modification of lease shall control.

                       VIII. APPROVAL BY TRUSTEES REQUIRED

        Tenant acknowledges that this extension and modificaton of lease is being executed by Tenant prior to review and approval by Landlord. Tenant acknowledges and understands that there is no binding agreement prusuant to this extension and modification of lease unless and until same is approved by The Trustees of the Estate of James Campbell, Deceased, acting in their fiduciary and not in their individual capacities, which approval shall be represented by and effective upon Landlord's execution of this extension and modification agreement.

TENANT:                             LANDLORD:

FRESH AMERICA CORPORATION           THE TRUSTEES OF THE ESTATE
                                    OF JAMES CAMPBELL, DECEASED,
                                    ACTING IN THEIR FIDUCIARY
by: /s/ DAVID I. SHEINFELD          AND NOT IN THEIR INDIVIDUAL
name:   Davie I. Sheinfeld          CAPACITIES
title:  CEO

                                    by:  /s/ ROY S. ROBINE
                                             Roy S. Robine
                                    its:     Director, Mainland Properties/West

                                    by:  /s/ CLYDE A. SKEEN
                                             Clyde A. Skeen
                                    its:     Asset Manager

Date of Execution                   Date of Execution
by Tenant:_________                 by Landlord:  3/22/96

APPROVED AS TO FORM:
by: /s/ L. KELLY JONES
        L. Kelly Jones
date:   3/18/96